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                                                                     Exhibit 10d

                              EMPLOYMENT AGREEMENT
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          THIS AGREEMENT is made and entered into as of the 1st day of July,
1998, by and between JPS PACKAGING COMPANY (the "Company") and JOHN T. CARPER ("Employee").

                                   RECITALS

          A. The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware and is engaged principally in the design and manufacture of flexible packaging products.

          B. Employee is duly qualified to render services in connection with the business of the Company.

          C. The Company has offered to employ Employee on the basis set forth in this Agreement, and Employee has indicated his willingness to accept said offer.

          D. The parties believe that it is in their best interests to provide for the specific terms and conditions of Employee's employment.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the mutual promises and covenants as hereinafter set forth, the parties agree as follows:

          1.  Employment.

          The Company agrees to employ Employee as President and Chief Operating Officer of the Company pursuant to the terms set forth below, and Employee agrees to accept such employment with the Company in accordance with the terms and conditions set forth in this Agreement.

          2.  Term.

          The term of this Agreement shall begin on July 1, 1998, and shall continue until either party gives the other thirty (30) days written notice of its/his election to terminate this Agreement.

          3.  Compensation.

          For services rendered by Employee pursuant to this Agreement, Employee shall receive from the Company the following:

              (a) Base Compensation. Employee's starting base monthly salary shall be $12,916.67 ($155,000, annualized amount ["Base Annual Salary"]). On or before July 1 of each year (commencing in 1999) during the term of this Agreement, the
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     Compensation Committee of the Board of the Directors of the Company (the
     "Board") (or, if no such committee or similar committee exists, the entire Board) (the "Compensation Committee") shall review the performance of Employee, which review shall serve as the basis for determining the amount of increase, if any, of Employee's Base Annual Salary. The amount and terms of any such adjustments shall be in the discretion of the Compensation Committee; however, typically adjustments to base salary are effective as of an employee's employment anniversary date.

              (b) Incentive Compensation. As an executive officer of the Company, Employee will be eligible to participate in the Company's Incentive Compensation Plan (the "Incentive Plan"). Pursuant to the Incentive Plan, the Compensation Committee will annually establish both the Company-wide goal and individual target awards; provided, however, the first period for the Company-wide goal and individual target awards will be July 1, 1998 to December 31, 1998. Employee's target award initially will be 50% of his Base Annual Salary, prorated for the initial partial year. In each successive calendar year, Employee's individual target award will be as set at a level not less than 50% of Base Annual Salary by the Compensation Committee and Employee's actual incentive bonus will be based entirely upon the Company's performance relative to the Company-wide goal, all subject to the Incentive Plan as then in effect. Notwithstanding the foregoing, payment of bonuses under the Incentive Plan for any year is dependent upon Employee's employment with the Company at the end of such calendar year.

              (c) Vacation. Assuming an employment starting date of July 1, 1998, Employee will be entitled to accrue two weeks of paid vacation during the remainder of 1998 in addition to any carryover of accrued vacation from Sealright Co., Inc. at the applicable compensation rate. Commencing in 1999, Employee will be entitled to accrue four weeks of paid vacation each calendar year.

              (d) Stock Options. Subject to the terms and conditions of the JPS Packaging Company 1998 Long-Term Compensation Plan (the "Plan") and the Stock Option Agreement between the Company and Employee attached hereto as Schedule A (the "Option Agreement"), the Company will grant to Employee on "incentive stock option" (as defined in the Plan) to purchase 55,000 shares of the common stock of the Company (the "Option"). The terms and conditions of the Option are set forth in the Option Agreement, which is incorporated herein and made part of this Agreement.

          4.  Benefits.

          Employee shall be entitled to participate in all benefit programs and incentive compensation plans that the Company makes generally available to its executive officers, subject to Employee's meeting the eligibility provisions thereof and, if applicable, as determined by the Compensation Committee. Nothing contained herein shall preclude the Company, in its sole discretion, from changing or amending, in whole or in part, or revoking any one or more of such benefit programs or compensation plans or adopting new employee benefit programs or compensation plans.

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          5.  Duties.

          During Employee's term of employment by the Company, Employee shall devote his normal working hours, attention and energies to the Company. Employee shall serve to the best of his ability and shall perform the duties and have such responsibilities consistent with Employee's position as President and Chief Operating Officer of the Company, which duties and responsibilities shall be similar to those of presidents and chief operating officers of companies in the packaging industry having revenues comparable to those of the Company. Employee agrees to abide by the rules, procedures, regulations, instructions, and practices of the Company and any changes therein which may be adopted from time to time by the Company.

          6.  Business Expenses.

          In addition to compensation paid to Employee pursuant to Section 3, during the term of Employee's employment hereunder, the Company agrees to reimburse Employee for all reasonable and necessary business expenses which Employee incurs in the performance of his duties hereunder in accordance with the policies and procedures adopted from time to time by the Company (whether or not in writing).

          7.  Sale of the Company.

          In the event the Board has resolved to sell the Company (either by sale of substantially all the assets, merger, consolidation, or other similar transaction) (the "JPS Sale") and has entered into a letter of intent or definitive agreement for the JPS Sale with a prospective purchaser within twelve
(12) months of the date of this Agreement, Employee shall receive a bonus in the amount of:

              (a) $100,000, if the total sale price of the Company (as determined by the actual proceeds received by stockholders of JPS) (the "JPS Sale Price") is less than $45,000,000; or

              (b) $100,000, plus one percent (1%) of the JPS Sale Price in excess of $45,000,000, up to a maximum aggregate bonus of $250,000, if the JPS Sale Price exceeds $45,000,000.

          8.  Employment Termination.

          The employment of Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

              (a) Death or Disability. Immediately upon the death or disability of Employee. For purposes of this Agreement, "disability" shall mean the inability of Employee to perform his duties hereunder for a period of ninety (90) consecutive calendar days, or for a period of one hundred twenty (120) calendar days whether or not consecutive, during any three hundred and sixty (360) day period due to a physical or mental incapacity. The determination of disability shall be made by a disinterested medical doctor, licensed to practice in the State of Kansas, chosen jointly by the parties. Notwithstanding the definition of "disability" herein, if and only if the Company provides disability insurance coverage to Employee at the Company's cost, Employee's

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     employment hereunder shall not be terminated by reason of disability until the Company's disability insurance carrier has certified Employee as disabled and has commenced (or agreed in writing) to pay disability benefits to Employee.

              (b) Cause. At the election of the Company for cause, immediately (except as provided below) upon written notice by the Company to Employee. For purposes of this Agreement, "cause" shall mean:

                   (i) The willful failure by Employee to perform his material duties hereunder (other than any such failure resulting from Employee's death or disability), as determined in good faith by a majority of the Board;

                   (ii) The (A) continued failure (which failure need not be willful) by Employee to perform his material duties hereunder (other than any such failure resulting from Employee's death or disability) or (B) breach by Employee of any material provision of this Agreement (which failure or breach has not been cured by Employee within thirty
          (30) days after written notice thereof by the Board of Directors), all as determined in good faith by a majority of the Board;

                   (iii) Employee's conviction of a felony by a trial court of competent jurisdiction, whether or not an appeal is taken; or

                   (iv) The willful engaging by Employee in unlawful conduct (including acts of dishonesty) in connection with the business of the Company, as determined in good faith by a majority of the Board.

              (c) Good Reason. At the election of Employee for good reason, immediately upon written notice by Employee to the Company. For purposes of this Agreement, "good reason" shall mean:

                   (i) A change in Employee's responsibilities, titles, or offices that is not consistent with Employee's status and duties hereunder; or

                   (ii) A Change of Control (as hereinafter defined) during the period of Employee's employment hereunder. For the purposes of this Agreement, the term "Change of Control" shall mean: (A) a person, corporation, entity or group, which (collectively) does not beneficially own at least twenty-five percent (25%) of the Company's issued and outstanding voting stock as of the date hereof, (I) makes a tender or exchange offer for the issued and outstanding voting stock of the Company and beneficially owns 25% or more of the issued and outstanding voting stock after such tender or exchange offer, or (II) acquires, directly or indirectly, the beneficial ownership of 25% or more of the issued and outstanding voting stock of the Company in a single transaction or series of transactions (excluding the acquisition of newly issued voting stock of the Company issued in full or part payment for the purchase by the Company or any subsidiary of the Company of stock or assets), or (B) the Company is a party to a merger, consolidation or similar transaction and following such transaction 50%

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          or more of the issued and outstanding voting securities of the resulting entity is beneficially owned by a person, corporation, entity or group other than the stockholders of the Company immediately prior to the transaction, or (C) the Company sells 50% or more of its assets to any other person or persons.

              (d) Election of Company. Upon thirty (30) days prior written notice from the Company to Employee, for reasons other than "cause," as defined in 8(b), above.

              (e) Election of Employee. Upon thirty (30) days prior written notice from Employee to Company, for reasons other than "good reason," as defined in 8(c), above.

          9.  Effect of Termination.

              (a) Base Compensation and Benefits. In the event Employee's employment is terminated for any reason, all compensation and benefits shall cease, except that the Company shall pay to Employee that portion of his then Base Annual Compensation that has been earned but unpaid at the time of such termination and reimbursable expenses incurred by but not yet reimbursed to Employee at the time of such termination.

              (b) Termination Payment. In the event Employee's employment is terminated by Employee pursuant to Section 8(c) or by the Company pursuant to Section 8(d) within twelve (12) months of the date of this Agreement, the Company shall pay to Employee a lump sum payment of $168,000, as a termination payment, within thirty (30) days of his date of termination, in addition to any amounts owed to Employee pursuant to Section 9(a). In the event Employee's employment is terminated by Employee pursuant to Section 8(c) or by the Company pursuant to Section 8(d), at anytime after twelve
     (12) months from the date of this Agreement, the Company shall pay to Employee a lump sum payment equal to one-half of his then Base Annual Salary, as a termination payment, within thirty (30) days of his date of termination, in addition to any amounts owed to Employee pursuant to
     Section 9(a).

              (c)  Stock Options.

                   (i) In the event Employee's employment is terminated pursuant to Section 8(a), (c) or (d), Employee's Option, to the extent not previously vested, shall immediately vest and shall become exercisable for the total amount of unexercised Option Shares (as defined in the Option Agreement) thereunder until the first to occur of: (A) midnight on the tenth anniversary of the Grant Date; or (B) the one year anniversary date of the termination of Employee. Any such exercise following Employee's death may be made only by such Employee's personal representative, unless Employee's will specifically disposes of the Option, in which case such exercise shall be made only by the recipient of such specific disposition. If Employee's personal representative, or such recipient, shall be entitled to exercise the Option pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and

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          conditions of this Agreement, the Option Agreement and the Plan which would have applied to Employee's exercise of the Option.

                   (ii) In the event Employee's employment is terminated pursuant to Section 8(b) or by Employee pursuant to Section 8(e), the Option shall terminate and expire on the day Employee's employment terminates; provided, however, that in the discretion of the Board, the Option shall terminate and expire on the day Employee is notified of his dismissal.

          10.  Notices.

          Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or if sent by certified mail, return receipt requested, with first class postage prepaid, addressed (a) to Employee at 4208 West 91st Street, Prairie Village, KS 66207, and (b) to the Company at 9201 Packaging Drive, DeSoto, Kansas 66018, Attention: Chief Executive Officer. Any notice which is required to be made within a stated period of time shall be deemed timely if made before midnight of the last day of such period.

          11.  Alteration, Amendment or Termination.

          No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom it is sought to be enforced. The failure of any party at any time to insist, or a delay in insisting, upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same condition, promise, agreement, or understanding at a future time. A waiver or consent given by a party hereto on one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

          12.  Integration.

          This Agreement sets forth (and is intended to be an integration of) all of the promises, agreements, conditions, understandings, warranties and representations, oral or written, express or implied, among the parties hereto with respect to the terms of employment, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among the parties hereto with respect to the terms of employment other than as set forth herein.

          13.  Governing Law and Venue.

          This Agreement and all disputes arising hereunder shall be subject to, governed by and construed in accordance with the laws of the State of Kansas, irrespective of the fact that one or more of the parties now is or may become a resident of a different state. Employee hereby expressly submits and consents to the exclusive in personam jurisdiction and exclusive venue of

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the courts of competent jurisdiction in the State of Kansas, including the
United States District Court for the District of Kansas.

          14.  Benefit and Burden.

          This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, heirs, and personal representatives. This Agreement, including the Option granted herein, shall not be assignable, except the Option may be assignable pursuant to Section 9(c)(i).

          15.  Captions.

          The headings of the sections and paragraphs are for convenience only and in no way define, limit or affect the scope or substance of any section or paragraph of this Agreement.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officers and its corporate seal to be affixed hereto, and each of the parties hereto has executed this Agreement effective as of the date and year first above written.

                              COMPANY:

                              JPS PACKAGING COMPANY

                                     /s/ William D. Thomas
                              By:    ___________________________
                                     William D. Thomas
                              Name:  ___________________________
                                     Director
                              Title: ___________________________


                              EMPLOYEE:


                              /s/ John T. Carper
                              __________________________________
                              John T. Carper

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